NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Second-Quarter EPS Growth of 30%, Excluding Special Items;
China Division System Sales Increased 21% with Operating Profit Growth of 188%;
Yum! Reaffirms Full-Year Guidance of at least 20% EPS Growth

Louisville, KY (July 16, 2014) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second quarter ended June 14, 2014, including EPS of $0.73.

SECOND-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 6%. Worldwide restaurant margin increased 3.0 percentage points to 15.5%, and worldwide operating profit increased 34%.

●	Total international development was 298 new restaurants; 78% of this development occurred in emerging markets.

●	China Division system sales increased 21%, driven by 7% unit growth and 15% same-store sales growth. Restaurant margin increased 6.2 percentage points to 16.8%. Operating profit increased 188%.

●	KFC Division system sales increased 5%, driven by 1% unit growth and 2% same-store sales growth. Restaurant margin increased 0.3 percentage points to 12.9%. Operating profit increased 12%.

●	Pizza Hut Division system sales declined 1%, as 2% unit growth was offset by a 3% same-store sales decline. Restaurant margin decreased 6.4 percentage points to 7.2%. Operating profit decreased 22%.

●	Taco Bell Division system sales increased 3%, driven by 1% unit growth and 2% same-store sales growth. Restaurant margin decreased 2.7 percentage points to 17.7%. Operating profit decreased 2%.

●	India Division system sales increased 18%, driven by 25% unit growth which was partially offset by a 2% same-store sales decline.

●	Worldwide effective tax rate increased to 24.9% from 22.1%.

●	Foreign currency translation negatively impacted operating profit by $7 million.

	Second Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change
EPS Excluding Special Items	$0.73	$0.56	30%	$1.60	$1.26	27%
Special Items Gain/(Loss)[1]	$0.00	$0.05	NM	$0.01	$0.07	NM
EPS	$0.73	$0.61	21%	$1.61	$1.33	21%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items are primarily related to U.S. refranchising gains.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO said, “Yum! Brands is well on its way to delivering full-year EPS growth of at least 20%, with second-quarter EPS growth of 30%. Operating profit grew 188% in China driven by strong sales and margin performance. Just as important, I’m confident we are building momentum behind major initiatives around the world that will sustain double-digit EPS growth in 2015 and beyond.

China Division system sales increased 21% as we opened 104 new restaurants and delivered same-store sales growth of 15%. Restaurant margins were 16.8%, which was 6.2 percentage points above prior year. We are especially pleased with the initial success of our KFC Menu Revamp and excited about our plans balance of year. Overall, we remain on track to open at least 700 new restaurants in China as we further capitalize on the world’s largest and fastest growing consuming class.

Outside of China, we expect to open a record 1,250 new international units this year, further strengthening our leadership position in emerging markets. We also delivered solid sales and profit growth at our KFC division, led by strong international performance. At Taco Bell, we’re very pleased with the initial results of our national breakfast launch and have a strong new product pipeline across all day-parts to drive a strong second half. At Pizza Hut, although second-quarter results were disappointing, we are taking significant actions in our U.S. business to reignite sales and expect to make substantial progress balance of year.

Overall, we have a compelling business model and will continue to invest behind the significant growth opportunities we see around the world. We remain focused on the three keys to driving shareholder value: new-unit development, same-store sales growth and generating high returns on invested capital."

CHINA DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
System Sales Growth			+21	+21			+20	+19
Same-Store Sales Growth (%)	+15	(20)	NM	NM	+12	(20)	NM	NM
Franchise & License Fees ($MM)	26	20	+38	+38	49	38	+32	+30
Restaurant Margin (%)	16.8	10.6	6.2	6.2	19.8	13.2	6.6	6.5
Operating Profit ($MM)	194	68	+188	+188	479	222	+116	+113

Our new reporting structure does not impact the China Division. For the full year 2013, China Division contributed 35% of Yum!'s total operating profit.

●	China Division system sales increased 21%, prior to foreign currency translation.
○	System sales grew 25% for KFC and 16% for Pizza Hut Casual Dining.
○	Same-store sales grew 15%, including growth of 21% at KFC. Pizza Hut Casual Dining same-store sales were even.

●	China Division opened 104 new units during the quarter.

China Units	Q2 2014	% Change[2]
Restaurants[1]	6,387	+7
KFC	4,653	+5
Pizza Hut
Casual Dining	1,134	+24
Home Service	215	+26
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●
Restaurant margin increased 6.2 percentage points to 16.8%, driven by sales leverage and restaurant operating efficiencies. Excluding the impact of Little Sheep, restaurant margin would have been 17.4%.

●	Foreign currency translation negatively impacted operating profit by $1 million.

KFC DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	13,906	13,711	+1	NA	13,906	13,711	+1	NA
System Sales Growth			+2	+5			Even	+5
Same-Store Sales Growth	+2	+2	NM	NM	+2	+1	NM	NM
Franchise & License Fees ($MM)	196	189	+3	+7	391	390	Even	+4
Restaurant Margin (%)	12.9	12.6	0.3	0.2	12.9	12.9	Even	Even
Operating Profit ($MM)	155	145	+7	+12	318	310	+3	+8
Operating Margin (%)	20.6	20.5	0.1	0.4	22.4	22.8	(0.4)	(0.1)
1 Restaurant counts now reflect licensed units.

KFC is a new reporting division and includes all KFC results outside of the China and India divisions. For the full year 2013, KFC Division contributed 29% of Yum!'s total operating profit, 91% of which was generated outside the U.S. This division is 91% franchised.

●	KFC Division system sales increased 5%, excluding foreign currency translation.
○ International system sales grew 12% in emerging markets and 6% in developed markets. U.S. system sales declined 4%.
○ International same-store sales grew 4% in emerging markets and 3% in developed markets. U.S. same-store sales declined 2%.
●	KFC Division opened 110 new international restaurants in 38 countries. This included 79 units in emerging markets.
○ 75% of these new units were opened by franchisees.
●	Operating profit increased 12%, prior to foreign currency translation.
●	Foreign currency translation negatively impacted operating profit by $6 million.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+4	+5
Africa[3]	7%	+12	+10
Latin America (e.g. Mexico, Peru)	6%	+7	+8
Middle East / North Africa	6%	+12	+12
Russia	3%	+40	+43
Thailand	3%	+8	+5
Continental Europe (e.g. Poland)	2%	+12	+10

Developed Markets
U.S.	25%	(4)	(4)
Asia (e.g. Japan, Korea, Taiwan)	11%	+1	+2
Australia	10%	+4	+3
U.K.	8%	+12	+12
Continental Europe (e.g. France, Germany)	6%	+8	+8
Canada	4%	Even	(1)
Latin America (e.g. Puerto Rico)	1%	(4)	(3)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.
3 Starting in 2014, Africa market includes Mauritius results. For comparability purposes, systems sales growth excludes Mauritius.

PIZZA HUT DIVISION

	Second Quarter				Year-to-date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	13,338	13,100	+2	NA	13,338	13,100	+2	NA
System Sales Growth			(2)	(1)			(2)	Even
Same-Store Sales Growth	(3)	Even	NM	NM	(2)	(1)	NM	NM
Franchise & License Fees ($MM)	123	123	(2)	(1)	250	252	(1)	Even
Restaurant Margin (%)	7.2	13.6	(6.4)	(6.5)	9.0	14.3	(5.3)	(5.4)
Operating Profit ($MM)	63	80	(22)	(22)	147	179	(18)	(17)
Operating Margin (%)	23.5	29.9	(6.4)	(6.3)	27.6	33.6	(6.0)	(6.0)
1Restaurant counts now reflect licensed units.

Pizza Hut is a new reporting division and includes all Pizza Hut results outside of the China and India divisions. For the full year 2013, Pizza Hut Division contributed 15% of Yum!'s total operating profit, 54% of which was generated in the U.S. This division is 94% franchised.

●	Pizza Hut Division system sales decreased 1%, excluding foreign currency translation.
○ International system sales grew 4% in emerging markets and declined 1% in developed markets. U.S. system sales decreased 2%.
○ International same-store sales were even in emerging markets and declined 2% in developed markets. U.S. same-store sales declined 4%.
●	Pizza Hut Division opened 109 new restaurants, including 67 international units and 42 U.S. units. This included 32 units in emerging markets.
○ 88% of these new units were opened by franchisees.
●	Restaurant margin declined 6.4 percentage points, driven by higher self-insurance costs, sales deleverage and commodity inflation.
●	Operating profit declined 22%, including a 13 percentage-point impact from higher litigation costs, higher self-insurance costs and strategic investments in international G&A.
●	Foreign currency translation had a negligible impact on operating profit.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Second Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	6%	+7	+8
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+3	+7
Middle East / North Africa	5%	+1	+3
Continental Europe (e.g. Poland)	1%	+4	+4

Developed Markets
U.S.	55%	(2)	(3)
Asia (e.g. Japan, Korea, Taiwan)	10%	(4)	(1)
U.K.	6%	(2)	Even
Continental Europe (e.g. France, Germany)	5%	+2	+2
Australia	3%	+3	+1
Canada	3%	+2	+1
Latin America (e.g. Puerto Rico)	1%	(3)	(4)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.

TACO BELL DIVISION

	Second Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	6,074	5,987	+1	NA	6,074	5,987	+1	NA
System Sales Growth			+3	+3			+2	+2
Same-Store Sales Growth	+2	+2	NM	NM	+1	+4	NM	NM
Franchise & License Fees ($MM)	97	94	+4	+5	182	179	+2	+2
Restaurant Margin (%)	17.7	20.4	(2.7)	(2.7)	16.7	19.3	(2.6)	(2.6)
Operating Profit ($MM)	109	111	(2)	(2)	193	211	(9)	(9)
Operating Margin (%)	24.8	24.7	0.1	0.2	23.2	23.8	(0.6)	(0.6)
1 Restaurant counts now reflect licensed units.

Taco Bell is a new reporting division, which includes all Taco Bell results outside of the India division. For the full year 2013, Taco Bell Division contributed 21% of Yum!'s total operating profit, 97% of which was generated in the U.S. This division is 85% franchised.

●	Taco Bell Division system sales increased 3%.
○ U.S. same-store sales grew 2%.

●	Taco Bell Division opened 30 new restaurants; 29 of these new units were opened by franchisees.

●	Restaurant margin was 17.7%, a decline of 2.7 percentage points, driven by commodity inflation, investments in breakfast and sales deleverage in other day-parts.

INDIA DIVISION

●	India Division system sales increased 18%, prior to foreign currency translation, driven by 25% unit growth. Same-store sales declined 2%.

●	Operating loss was $1 million, an improvement of $3 million versus prior year.

●
Effective the beginning of 2014, results from our 28 franchised stores in Mauritius are no longer included in the India Division and are included in the KFC and Pizza Hut Divisions, as applicable. India unit and system sales growth as shown here exclude Mauritius from the prior year amounts to enhance comparability.

India Units	Q2 2014	% Change[2]
Restaurants[1]	714	+25
KFC	341	+29
Pizza Hut
Casual Dining	182	+6
Home Service	186	+44
1 Total includes 5 Taco Bell units.
2 Represents year-over-year change.

SHARE REPURCHASE UPDATE

●	Year-to-date through July 15, 2014, we repurchased 4.6 million shares totaling $346 million at an average price of $76.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, July 17, 2014. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:45 p.m. Eastern Time Thursday, July 17, through midnight Tuesday, August 12, 2014. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 59103524.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q2 2014 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; changes in economic and political conditions in the other countries outside the US where we operate; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; a potential suspension of the Chinese affiliate of our independent auditor; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 40,000 restaurants in more than 125 countries and territories. Yum! is ranked #216 on the Fortune 500 List with revenues of over $13 billion and in 2014 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/14/14	6/15/13	B/(W)	6/14/14	6/15/13	B/(W)

Company sales	$2,758	$2,474	12	$5,050	$4,573	10
Franchise and license fees and income	446	430	4	878	866	1
Total revenues	3,204	2,904	10	5,928	5,439	9

Company restaurant expenses
Food and paper	886	805	(10)	1,611	1,485	(9)
Payroll and employee benefits	620	590	(5)	1,113	1,080	(3)
Occupancy and other operating expenses	824	769	(7)	1,457	1,365	(7)
Company restaurant expenses	2,330	2,164	(8)	4,181	3,930	(6)

General and administrative expenses	352	333	(6)	623	606	(3)
Franchise and license expenses	34	34	(1)	67	64	(5)
Closures and impairment (income) expenses	21	6	NM	24	10	NM
Refranchising (gain) loss	(4)	(32)	(89)	(7)	(49)	(86)
Other (income) expense	(8)	9	NM	(10)	1	NM
Total costs and expenses, net	2,725	2,514	(8)	4,878	4,562	(7)

Operating Profit	479	390	23	1,050	877	20
Interest expense, net	29	32	12	62	63	3
Income before income taxes	450	358	26	988	814	21
Income tax provision	112	82	(38)	251	202	(25)
Net income - including noncontrolling interests	338	276	22	737	612	20
Net income (loss) - noncontrolling interests	4	(5)	NM	4	(6)	NM
Net income - YUM! Brands, Inc.	$334	$281	19	$733	$618	19

Effective tax rate	24.9%	22.7%	(2.2 ppts.)	25.4%	24.8%	(0.6 ppts.)

Basic EPS Data
EPS	$0.75	$0.62	21	$1.64	$1.36	21
Average shares outstanding	446	454	2	446	454	2

Diluted EPS Data
EPS	$0.73	$0.61	21	$1.61	$1.33	21
Average shares outstanding	455	464	2	456	464	2

Dividends declared per common share	$0.37	$0.335	10	$0.74	$0.67	10

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/14/14	6/15/13	B/(W)	6/14/14	6/15/13	B/(W)

Company sales	$1,683	$1,429	18	$3,039	$2,562	19
Franchise and license fees and income	26	20	38	49	38	32
Total revenues	1,709	1,449	18	3,088	2,600	19

Company restaurant expenses
Food and paper	531	469	(13)	949	844	(12)
Payroll and employee benefits	337	319	(5)	578	550	(5)
Occupancy and other operating expenses	532	489	(9)	912	828	(10)
Company restaurant expenses	1,400	1,277	(9)	2,439	2,222	(10)
General and administrative expenses	102	90	(15)	164	145	(14)
Franchise and license expenses	3	3	(39)	6	5	(36)
Closures and impairment (income) expenses	17	6	NM	19	8	NM
Other (income) expense	(7)	5	NM	(19)	(2)	NM
	1,515	1,381	(10)	2,609	2,378	(10)
Operating Profit	$194	$68	188	$479	$222	116

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.5	32.8	1.3 ppts.	31.2	32.9	1.7 ppts.
Payroll and employee benefits	20.0	22.3	2.3 ppts.	19.0	21.6	2.6 ppts.
Occupancy and other operating expenses	31.7	34.3	2.6 ppts.	30.0	32.3	2.3 ppts.
Restaurant margin	16.8%	10.6%	6.2 ppts.	19.8%	13.2%	6.6 ppts.

Operating margin	11.4%	4.7%	6.7 ppts.	15.5%	8.5%	7.0 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/14/14	6/15/13	B/(W)	6/14/14	6/15/13	B/(W)

Company sales	$558	$514	9	$1,027	$972	6
Franchise and license fees and income	196	189	3	391	390	—
Total revenues	754	703	7	1,418	1,362	4

Company restaurant expenses
Food and paper	194	180	(8)	358	339	(6)
Payroll and employee benefits	135	123	(10)	249	233	(7)
Occupancy and other operating expenses	157	147	(7)	287	276	(4)
Company restaurant expenses	486	450	(8)	894	848	(6)
General and administrative expenses	94	92	—	170	173	2
Franchise and license expenses	17	16	(5)	34	31	(10)
Closures and impairment (income) expenses	1	—	NM	1	—	NM
Other (income) expense	1	—	(93)	1	—	NM
	599	558	(7)	1,100	1,052	(5)
Operating Profit	$155	$145	7	$318	$310	3

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.9	35.0	0.1 ppts.	34.9	34.9	—
Payroll and employee benefits	24.2	23.8	(0.4 ppts.)	24.3	23.9	(0.4 ppts.)
Occupancy and other operating expenses	28.0	28.6	0.6 ppts.	27.9	28.3	0.4 ppts.
Restaurant margin	12.9%	12.6%	0.3 ppts.	12.9%	12.9%	—

Operating margin	20.6%	20.5%	0.1 ppts.	22.4%	22.8%	(0.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/14/14	6/15/13	B/(W)	6/14/14	6/15/13	B/(W)

Company sales	$142	$144	(1)	$282	$282	—
Franchise and license fees and income	123	123	(2)	250	252	(1)
Total revenues	265	267	(1)	532	534	—

Company restaurant expenses
Food and paper	43	41	(8)	85	79	(8)
Payroll and employee benefits	44	44	(3)	87	85	(3)
Occupancy and other operating expenses	45	40	(9)	85	78	(8)
Company restaurant expenses	132	125	(6)	257	242	(6)
General and administrative expenses	58	54	(7)	107	96	(12)
Franchise and license expenses	10	9	(1)	18	18	1
Closures and impairment (income) expenses	1	(1)	NM	2	—	NM
Other (income) expense	1	—	NM	1	(1)	NM
	202	187	(8)	385	355	(9)
Operating Profit	$63	$80	(22)	$147	$179	(18)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	30.5	28.0	(2.5 ppts.)	30.1	27.9	(2.2 ppts.)
Payroll and employee benefits	31.0	29.9	(1.1 ppts.)	30.8	29.9	(0.9 ppts.)
Occupancy and other operating expenses	31.3	28.5	(2.8 ppts.)	30.1	27.9	(2.2 ppts.)
	7.2%	13.6%	(6.4 ppts.)	9.0%	14.3%	(5.3 ppts.)

Operating margin	23.5%	29.9%	(6.4 ppts.)	27.6%	33.6%	(6.0 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/14/14	6/15/13	B/(W)	6/14/14	6/15/13	B/(W)

Company sales	$342	$358	(5)	$648	$711	(9)
Franchise and license fees and income	97	94	4	182	179	2
Total revenues	439	452	(3)	830	890	(7)

Company restaurant expenses
Food and paper	104	102	(1)	196	203	3
Payroll and employee benefits	100	100	2	192	205	7
Occupancy and other operating expenses	77	82	4	151	165	8
Company restaurant expenses	281	284	1	539	573	6
General and administrative expenses	43	48	7	88	93	5
Franchise and license expenses	5	5	4	9	9	3
Closures and impairment (income) expenses	1	1	NM	1	1	NM
Other (income) expense	—	3	NM	—	3	NM
	330	341	3	637	679	6
Operating Profit	$109	$111	(2)	$193	$211	(9)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	30.5	28.7	(1.8 ppts.)	30.3	28.6	(1.7 ppts.)
Payroll and employee benefits	29.0	28.2	(0.8 ppts.)	29.6	28.9	(0.7 ppts.)
Occupancy and other operating expenses	22.8	22.7	(0.1 ppts.)	23.4	23.2	(0.2 ppts.)
	17.7%	20.4%	(2.7 ppts.)	16.7%	19.3%	(2.6 ppts.)

Operating margin	24.8%	24.7%	0.1 ppts.	23.2%	23.8%	(0.6 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	6/14/14	12/28/13
ASSETS
Current Assets
Cash and cash equivalents	$597	$573
Accounts and notes receivable, less allowance: $15 in 2014 and $11 in 2013	352	319
Inventories	282	294
Prepaid expenses and other current assets	231	276
Short-term investments	234	10
Deferred income taxes	129	123
Advertising cooperative assets, restricted	57	96
Total Current Assets	1,882	1,691

Property, plant and equipment, net of accumulated depreciation and amortization of $3,554 in
2014 and $3,391 in 2013	4,425	4,459
Goodwill	875	889
Intangible assets, net	615	638
Investments in unconsolidated affiliates	49	53
Other assets	557	566
Deferred income taxes	407	399
Total Assets	$8,810	$8,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,836	$1,929
Income taxes payable	190	169
Short-term borrowings	70	71
Advertising cooperative liabilities	57	96
Total Current Liabilities	2,153	2,265

Long-term debt	3,095	2,918
Other liabilities and deferred credits	1,200	1,244
Total Liabilities	6,448	6,427

Redeemable noncontrolling interest	36	39

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 440 shares and 443 shares issued in 2014 and 2013, respectively	—	—
Retained earnings	2,258	2,102
Accumulated other comprehensive income (loss)	6	64
Total Shareholders' Equity - YUM! Brands, Inc.	2,264	2,166
Noncontrolling interests	62	63
Total Shareholders' Equity	2,326	2,229
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,810	$8,695
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date ended
	6/14/14	6/15/13
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$737	$612
Depreciation and amortization	320	300
Closures and impairment (income) expenses	24	10
Refranchising (gain) loss	(7)	(49)
Deferred income taxes	(10)	(5)
Equity income from investments in unconsolidated affiliates	(22)	(4)
Distribution of income received from unconsolidated affiliates	7	12
Excess tax benefit from share-based compensation	(25)	(24)
Share-based compensation expense	25	21
Changes in accounts and notes receivable	12	4
Changes in inventories	5	1
Changes in prepaid expenses and other current assets	(11)	(8)
Changes in accounts payable and other current liabilities	(27)	(229)
Changes in income taxes payable	96	62
Other, net	(40)	26
Net Cash Provided by Operating Activities	1,084	729

Cash Flows - Investing Activities
Capital spending	(408)	(472)
Changes in short-term investments, net	(227)	2
Proceeds from refranchising of restaurants	17	155
Acquisitions	(3)	(89)
Other, net	7	(6)
Net Cash Used in Investing Activities	(614)	(410)

Cash Flows - Financing Activities
Repayments of long-term debt	(5)	(4)
Short-term borrowings by original maturity
More than three months - proceeds	—	55
More than three months - payments	—	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	178	—
Repurchase shares of Common Stock	(300)	(329)
Excess tax benefit from share-based compensation	25	24
Employee stock option proceeds	16	11
Dividends paid on Common Stock	(327)	(301)
Other, net	(20)	(43)
Net Cash Used in Financing Activities	(433)	(587)
Effect of Exchange Rate on Cash and Cash Equivalents	(13)	(8)
Net Increase (Decrease) in Cash and Cash Equivalents	24	(276)
Cash and Cash Equivalents - Beginning of Period	573	776
Cash and Cash Equivalents - End of Period	$597	$500
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2014 and 2013 on a basis before Special Items.  Special Items presented below relate primarily to U.S. refranchising gains, which are further described in (d) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended June 14, 2014 and June 15, 2013 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to Date
	6/14/14	6/15/13	6/14/14	6/15/13
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$1	$28	$3	$45
Total Special Items Income (Expense)	1	28	3	45
Tax Benefit (Expense) on Special Items	—	(9)	(1)	(15)
Special Items Income (Expense), net of tax	$1	$19	$2	$30
Average diluted shares outstanding	455	464	456	464
Special Items diluted EPS	$—	$0.05	$0.01	$0.07

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$478	$362	$1,047	$832
Special Items Income (Expense)	1	28	3	45
Reported Operating Profit	$479	$390	$1,050	$877

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.73	$0.56	$1.60	$1.26
Special Items EPS	—	0.05	0.01	0.07
Reported EPS	$0.73	$0.61	$1.61	$1.33

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	24.9%	22.1%	25.4%	24.4%
Impact on Tax Rate as a result of Special Items	—%	0.6%	—%	0.4%
Reported Effective Tax Rate	24.9%	22.7%	25.4%	24.8%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/14/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,709	$754	$265	$439	$37	$—	$3,204

Company restaurant expenses	1,400	486	132	281	31	—	2,330
General and administrative expenses	102	94	58	43	7	48	352
Franchise and license expenses	3	17	10	5	(1)	—	34
Closures and impairment (income) expenses	17	1	1	1	1	—	21
Refranchising (gain) loss	—	—	—	—	—	(4)	(4)
Other (income) expense	(7)	1	1	—	—	(3)	(8)
	1,515	599	202	330	38	41	2,725
Operating Profit (loss)	$194	$155	$63	$109	$(1)	$(41)	$479

Quarter Ended 6/15/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,449	$703	$267	$452	$33	$—	$2,904

Company restaurant expenses	1,277	450	125	284	28	—	2,164
General and administrative expenses	90	92	54	48	8	41	333
Franchise and license expenses	3	16	9	5	1	—	34
Closures and impairment (income) expenses	6	—	(1)	1	—	—	6
Refranchising (gain) loss	—	—	—	—	—	(32)	(32)
Other (income) expense	5	—	—	3	—	1	9
	1,381	558	187	341	37	10	2,514
Operating Profit (loss)	$68	$145	$80	$111	$(4)	$(10)	$390

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date Ended 6/14/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$3,088	$1,418	$532	$830	$60	$—	$5,928

Company restaurant expenses	2,439	894	257	539	52	—	4,181
General and administrative expenses	164	170	107	88	11	83	623
Franchise and license expenses	6	34	18	9	—	—	67
Closures and impairment (income) expenses	19	1	2	1	1	—	24
Refranchising (gain) loss	—	—	—	—	—	(7)	(7)
Other (income) expense	(19)	1	1	—	—	7	(10)
	2,609	1,100	385	637	64	83	4,878
Operating Profit (loss)	$479	$318	$147	$193	$(4)	$(83)	$1,050

Year to Date Ended 6/15/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,600	$1,362	$534	$890	$53	$—	$5,439

Company restaurant expenses	2,222	848	242	573	45	—	3,930
General and administrative expenses	145	173	96	93	12	87	606
Franchise and license expenses	5	31	18	9	1	—	64
Closures and impairment (income) expenses	8	—	—	1	1	—	10
Refranchising (gain) loss	—	—	—	—	—	(49)	(49)
Other (income) expense	(2)	—	(1)	3	—	1	1
	2,378	1,052	355	679	59	39	4,562
Operating Profit (loss)	$222	$310	$179	$211	$(6)	$(39)	$877

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended June 14, 2014 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates.

(c)
Previously, our reporting segments consisted of YUM Restaurants International, the United States, China and India. In the first quarter of 2014, we combined our YUM Restaurants International and United States reporting segments and began reporting this information by three new reporting segments: KFC Division, Pizza Hut Division and Taco Bell Division. China and India remain separate reporting segments. This new structure is designed to drive greater global brand focus, enabling us to more effectively share know-how and accelerate growth. While our consolidated results have not been impacted, we have restated our comparable segment information for consistent presentation.

(d)
During the quarters ended June 14, 2014 and June 15, 2013, we recorded gains of $1 million and $28 million, respectively, related to refranchising in the U.S. During the years to date ended June 14, 2014 and June 15, 2013, we recorded gains of $3 million and $45 million, respectively, related to refranchising in the U.S. The 2013 gains primarily related to Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results) consistent with our historical presentation.